UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

COMSYS IT Partners, Inc. (the “Company”) entered into an amended and restated employment agreement with Joseph C. Tusa, Jr., dated as of December 9, 2005. The employment agreement provides for an annual base salary of $296,500, which may be adjusted as determined by the Company’s compensation committee. Mr. Tusa is eligible to participate in the incentive bonus plan provided to similarly situated executives. Under the incentive plan, Mr. Tusa is eligible for an annual bonus, ranging from 50% to 200% of one-half of his annual base salary, also referred to as the bonus target, based upon the achievement of certain EBITDA targets established by the compensation committee. Each additional 5% incremental increase over the maximum established EBITDA target will result in an additional 5% incremental increase in the bonus target. No incentive is provided unless a minimum of 90% of the EBITDA plan is achieved. In the event that the Company does not renew Mr. Tusa’s employment agreement, he is terminated other than for cause, he resigns for good reason, or his employment is terminated due to death or disability, Mr. Tusa will receive severance equal to 150% of his base compensation, plus an amount equal to the average bonus earned by Mr. Tusa for the two years prior his termination, payable in a lump sum or, in certain circumstances, over a 24 month period. Mr. Tusa would also be entitled to receive continued insurance and benefits for a 24 month period following such a termination. Under the terms of the agreement, in the event of a change of control of the Company, Mr. Tusa would be entitled to receive an additional severance benefit of 50% of his base compensation. The agreement includes a restriction on competition for a period of two years following termination of Mr. Tusa’s employment.

Item 7.01 Regulation FD Disclosure.

In connection with meetings with certain institutional investors, the Company intends to provide the following guidance with respect to 2005 as a whole and its fourth quarter of 2005:

For 2005, the Company expects net income to be in the range of $4.0 million to $4.5 million after pre-tax charges, or approximately $0.25 to $0.29 per diluted common share. Additionally, revenue for 2005 is projected to be approximately $646 million to $650 million and operating income is projected to be $21 million to $22 million. Included in the 2005 projections are approximately $8.6 million, or $0.54 per diluted share, of pre-tax charges associated with the following:

•	Approximately $4.8 million, or $0.30 per diluted common share, related to restructuring and integration costs associated with the business combination of Venturi Partners, Inc. and COMSYS Holding, Inc. All of these costs were incurred in the first nine months of the year;

•	Stock based compensation expense of approximately $1.7 million, or $0.11 per diluted common share; and

•	Expenses related to equity and debt financing transactions of approximately $2.1 million, or $0.13.

Excluding these pre-tax charges, the projected earnings per diluted common share for 2005 are expected to be approximately $0.79 to $0.83.

The Company expects to incur nominal income taxes in 2005.

For the fourth quarter of 2005, the Company expects net income to be $1.1 million to $1.6 million, or approximately $0.06 to $0.10 per diluted common share.

Excluding financing costs of approximately $1.1 million, or $0.07 per diluted common share, and stock based compensation expense of approximately $0.4 million, or $0.03 per diluted common share, it is expected that earnings per diluted common share in the quarter would be $0.16 to $0.20.

Revenue in the fourth quarter is expected to be $156 million to $160 million.

The Company expects its average billable headcount during the fourth quarter of 2005 to increase, on an organic basis without taking into account acquisitions, by approximately 2.8% over the third quarter of 2005 and expects average bill rates to be slightly higher than the prior period.

Despite the increased business activity, revenue in the fourth quarter is expected to decline as compared to the third quarter as a result of fewer billing days and lower utilization. There will be 61 billing days in the fourth quarter as compared to 63 billing days in the third quarter. Billable consultant utilization is expected to be lower during the fourth quarter as compared to the third quarter because of additional time off taken during the holiday season. There are also two less billing days in the fourth quarter of 2005 as compared to the fourth quarter of 2004.

The estimates included herein do not include the pro forma affect of the Pure Solutions acquisition that was closed on October 31, 2005 or the new debt financing that was announced on December 5, 2005. If both of those transactions had occurred at the beginning of 2005, estimated earnings per diluted common share for 2005 would have increased by approximately $0.08. Further, the estimates do not take into account any loss from early extinguishment of debt.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit
10.1*	Amended and Restated Employment Agreement between COMSYS IT Partners, Inc. and Joseph C. Tusa, Jr. dated December 9, 2005.

*	Filed herewith.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company’s disclosure and analysis in this report on Form 8-K may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included or incorporated by reference in this report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on the Company’s expectations and beliefs concerning future events, which reflect estimates and assumptions made by its management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the impact of competitive pressures and economic conditions on the Company’s ability to maintain or improve operating margins, including any change in the demand for its services;

•	the Company’s success in attracting, training, retaining and motivating consultants and key officers and employees;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weaknesses or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the challenges of integration and restructuring associated with future acquisitions, if any, or other planned business activities and the challenges of achieving anticipated synergies;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	risks associated with the failure of the Company’s new debt financing; and

•	risks associated with the Company’s substantial indebtedness and ability to meet its debt service obligations.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond its control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in this section or the risk factors previously disclosed in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this report. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: December 14, 2005	By:	/s/ JOSEPH C. TUSA, JR.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1*	Amended and Restated Employment Agreement between COMSYS IT Partners, Inc. and Joseph C. Tusa, Jr. dated December 9, 2005.

*	Filed herewith.